UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the resignation of Matthew Burdyny described in Item 5.02 below, his Employment Agreement with Ocean Power Technologies, Inc. (the “Company”) dated November 9, 2023 will terminate subject to Mr. Burdyny’s continuing obligations of non-competition, non-solicitation and confidentiality.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Inducement Plan Amendment

On June 3, 2025, the Board of Directors of the Company adopted an amendment to the Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (the “Inducement Plan”) to increase the number of shares of the Company’s common stock available for issuance pursuant to equity awards granted under the Inducement Plan from 275,000 to 990,000 shares.

In accordance with the applicable rules of the NYSE American, awards under the Inducement Plan may only be made to individuals not previously employees of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

A copy of the amendment to the Inducement Plan is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Officer Resignation

On May 29, 2025, Matthew Burdyny notified the Company of his intent to resign from the office of Chief Commercial Officer of the Company, which resignation will be effective June 13, 2025. Mr. Burdyny’s resignation is not as a result of any disagreement with the Company or its Board of Directors, on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On June 4, 2025, the Company issued a press release announcing the appointment of Jason Weed as Senior Vice President – Commercial Sales and the related inducement grant to Mr. Weed, as required by the applicable rules of the NYSE American.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Second Amendment to Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan dated June 3, 2025.

99.1	Press release issued on June 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: June 4, 2025	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer